UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) Securities

Exchange Act of 1934

Filed by the Registrant	/ /
Filed by a party other than the Registrant	/X/

Check the appropriate box:

/ /	Preliminary Consent Solicitation Statement
/ /	Confidential, for Use of the Commission Only

(as permitted by Rule 14a-6(e)(2))

/ /	Definitive Consent Solicitation Statement
/X/	Definitive Additional Materials
/ /	Soliciting material pursuant to Sec. 240.14a-12

CONCORD MILESTONE PLUS, L.P.

(Name of Registrant as Specified in Its Charter)

Everest Properties, LLC

Everest Management, LLC

                (Name of Person(s) Filing Consent Solicitation Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

/X/	No fee required
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transactions applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.)
(4)	Proposed maximum aggregate value of transaction:
(5)	Total Fee paid:
/ /	Fee paid previously with preliminary materials
/ /

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing party:
(4)	Date filed:

Everest

199 S. Los Robles Ave., #200

Pasadena, CA 91101

Tel: 626-585-5920

PRESS RELEASE	-	PRESS RELEASE	-	PRESS RELEASE

EVEREST PROPERTIES, LLC

EVEREST MANAGEMENT, LLC

199 S. Los Robles Avenue, Suite 200

Pasadena, CA 91101

CONTACT: Chris Davis or Stacey McClain of Everest Properties

(626) 585-5920

FOR IMMEDIATE RELEASE

PASADENA, CALIFORNIA, September 29, 2009 – Everest Properties, LLC and Everest Management, LLC (“Everest”) today announced that they have extended the Expiration Date of their outstanding Solicitation of Consents dated August 10, 2009, by which Everest is seeking the approval by written consent of the holders of Limited Partnership Interests and Beneficial Interests (the “Unit Holders”) of Concord Milestone Plus, L.P., a Delaware limited partnership (the “Partnership”), to remove the current general partner, CM Plus Corporation, a Delaware corporation (“CM”) that is a wholly-owned subsidiary of Milestone Properties, Inc. (collectively, “Milestone”), and to replace Milestone with a new general partner: Millenium Management, LLC (“Millenium”), a California limited liability company owned by Everest Properties, LLC.

This solicitation of Consents will expire at 11:59 p.m. Pacific Time on the earlier to occur of the following dates (the “Expiration Date”): (i) October 23, 2009 or such later date to which Everest determines to extend the solicitation or (ii) the date Everest determines the Required Consents are received. Everest reserves the right to extend this solicitation of Consents for such period or periods as it may determine in its sole discretion from time to time.